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                                                                     Exhibit 5.1


                      [Letterhead of Stokes & Bartholomew]


                               September 29, 1998


CCA Prison Realty Trust
10 Burton Hills Boulevard, Suite 100
Nashville, Tennessee 37215


Gentlemen:

         We have acted as counsel to CCA Prison Realty Trust (the "Company") in connection with the Registration Statement on Form S-3, as amended, initially filed on September 16, 1998, by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sales of up to an aggregate of $500,000,000 of (a) the Company's common shares, par value $0.01 per share (the "Common Shares"); (b) rights or warrants to purchase Common Shares (the "Common Share Purchase Rights"); and (c) the Company's preferred shares, par value $0.01 per share (the "Preferred Shares"). The Common Shares, the Common Share Purchase Rights and the Preferred Shares are referred to as the "Offered Securities." The Prospectus set forth in the Registration Statement (the "Prospectus") provides that the Offered Securities may be offered separately or together, in separate series, and in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion is being provided to you in connection with the filing of the Registration Statement.

         We have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Amended and Restated Declaration of Trust, including Articles Supplementary, of the Company, as amended to the date hereof (the "Declaration of Trust"), (ii) the Amended and Restated By-Laws of the Company, as amended to the date hereof (the "By-Laws"), and (iii) certified copies of certain resolutions duly adopted by the Board


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of Trustees of the Company. As to factual matters material to the opinions set forth below we have relied, without investigation, upon the representations and statements of the Company in the Registration Statement and in such certificates of government officials and officers of the Company as we have deemed necessary for the purpose of the opinions expressed herein. In addition, we have relied on the opinion of Miles & Stockbridge P.C., special Maryland counsel to the Company.

         We have assumed that: (i) prior to the issuance of any Common Shares or Preferred Shares (or Offered Securities convertible into Common Shares or Preferred Shares), the Company will have a sufficient number of authorized but unissued Common or Preferred Shares authorized under its Declaration of Trust and will comply with all other applicable requirements of Maryland law; (ii) the issuance, sale, amount and terms of the Offered Securities to be sold from time to time will be authorized by action of the Board of Trustees of the Company (the "Resolutions") and in accordance with its Declaration of Trust, By-Laws and applicable Maryland law; and (iii) the Common Share Purchase Rights have been issued in accordance with the terms of any applicable rights or warrant agreement.

         The opinions stated herein are limited to the federal laws of the United States, the laws of the State of Tennessee, the General Corporation Law of the State of Maryland and Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland. The opinions expressed below with respect to the valid and binding nature of any Offered Securities are subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and the application of general principles of equity, whether in a proceeding in equity or at law.

         Based upon and subject to the conditions and limitations set forth herein, we are of the opinion that:

         1. When the Registration Statement has become effective under the Act and payment for such Common Shares has been made (a) in the manner contemplated by the applicable Resolutions, the Registration Statement, the Prospectus and the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such shares, or (b) pursuant to the conversion of validly issued and fully paid and non-assessable Preferred Shares in accordance with the established terms of such Preferred Shares, the exercise of validly issued Common Share Purchase Rights in accordance with the terms thereof, and the certificates representing such Common Shares are authenticated and delivered, such Common Shares issued will be duly authorized, validly issued, fully paid and non-assessable by the Company.

         2. When the Registration Statement has become effective under the Act and a series of the Preferred Shares has been duly authorized and established in accordance with the applicable Resolutions, the terms of the Declaration of Trust and applicable Maryland law, and upon payment for Preferred Shares in the manner contemplated by the applicable Resolutions, the Registration Statement, the Prospectus and the applicable Prospectus Supplement


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and, if applicable, an underwriting agreement relating to the issuance of such
Preferred Shares, and certificates representing such Preferred Shares are authenticated and delivered, such Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable.

         3. When the Registration Statement has become effective under the Act and the Common Share Purchase Rights have been duly established by any applicable rights or warrant agreement and duly authenticated by any agent required under such agreements and duly authorized and established by the applicable Resolutions, and the Common Share Purchase Rights have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Resolutions, any applicable rights or warrant agreement and as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such Common Share Purchase Rights, the Common Share Purchase Rights will be duly authorized and will constitute valid and binding obligations of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the Prospectus contained in such Registration Statement.

                                         Very truly yours,

                                         Stokes & Bartholomew, P.A.

                                         /s/ Stokes & Bartholomew, P.A.